Exhibit 99.1

HELIUS MEDICAL TECHNOLOGIES, INC. ANNOUNCES

PROPOSED PUBLIC OFFERING OF CLASS A COMMON STOCK

February 8, 2017 – Newtown, PA – Helius Medical Technologies, Inc. (TSX: HSM, OTCQB: HSDT) (“Helius” or the “Company”) announced today that it intends to offer and sell, subject to market conditions, shares of its class A common stock in an underwritten public offering in the United States and Canada. All of the shares to be sold in the offering will be offered by the Company. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds of the offering to fund investment in PoNS™ research and development, including the completion of its ongoing registrational trial in mild- to moderate-traumatic brain injury, the launch of a registrational clinical trial in multiple sclerosis and an additional clinical trial in cognition, research and development activities to complete the Company’s FDA submission and for working capital and general corporate purposes.

Canaccord Genuity Corp. and Raymond James Ltd. will act as joint book-runners and co-lead underwriters (the “Underwriters”).

The offering will only be made by means of written prospectuses and prospectus supplements that form part of Helius’ existing Canadian MJDS short-form base shelf prospectus dated January 26, 2017, in Canada, and U.S. shelf registration statement on Form S-3 dated January 6, 2017, in the United States. Preliminary prospectus supplements and the accompanying prospectuses will be filed with the securities regulatory authorities in all provinces of Canada, pursuant to the Multijurisdictional Disclosure System, and with the Securities and Exchange Commission in the United States. Copies of these documents will be available on the Company’s profiles on the SEDAR website maintained by the Canadian Securities Administrators at www.sedar.com or the SEC’s website at www.sec.gov, as applicable. Alternatively, copies of the preliminary prospectus supplements and the accompanying prospectuses, when available, may also be obtained from Canaccord Genuity Corp., Brookfield Place, 161 Bay Street, Suite 3100, Toronto, Ontario M5J 2S1, or Raymond James Ltd., 40 King Street West, Suite 5400, Toronto, ON M5H 3Y2.

The offering is subject to the approval of the Toronto Stock Exchange.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT THE PONSTM

The PoNS™ device is a non-invasive means for delivering neurostimulation through the tongue. The PoNS™ therapy is currently being studied in the United States for the treatment of balance disorder for subjects with mild to moderate traumatic brain injury.

ABOUT HELIUS MEDICAL TECHNOLOGIES

Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. Helius intends to file for U.S. Food and Drug Administration clearance for the PoNS™ device.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the proposed offering of shares of Class A common stock and the use of proceeds from the proposed offering.

Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K filed with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

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CONTACT

Helius Medical Technologies

Corporate Contact

Brian Bapty, 604-652-3950

bbapty@heliusmedical.com

Investor Relations:

778-588-7144

info@heliusmedical.com

Media Contact:

Becky Kern, 914-772-2310

media@heliusmedical.com